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                                                                    Exhibit 12.1

DELUXE CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                  YEAR ENDED DECEMBER 31,
                                                      ------------------------------------------------------------------------------
                                                          2002           2001             2000              1999            1998
                                                      -----------    -------------    --------------    ------------    ------------
Earnings:

Income from continuing operations before
 income taxes                                         $   340,722    $     297,534    $      273,429    $    322,582    $    256,305

Interest expense (excluding capitalized interest)           5,079            5,691            11,900           8,852           8,672

Portion of rent expense under long-term operating
 leases representative of an interest factor                3,058            3,540             3,520           7,728           8,859
                                                      -----------    -------------    --------------    ------------    ------------

Total earnings                                        $   348,859    $     306,765    $      288,849    $    339,162    $    273,836

Fixed charges:

Interest expense (including capitalized interest) 1   $     5,139    $       5,691    $       11,900    $      9,925    $     10,063

Portion of rent expense under long-term operating
  leases representative of an interest factor               3,058            3,540             3,520           7,728           8,859
                                                      -----------    -------------    --------------    ------------    ------------

Total fixed charges                                   $     8,197    $       9,231    $       15,420    $     17,653    $     18,922

Ratio of earnings to fixed charges                           42.6             33.2              18.7            19.2            14.5
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